EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Zions Bancorporation:

We consent to the incorporation by reference in Zions Bancorporation's (i) Registration Statement (Form S-3 No. 33-58801) and related Prospectus pertaining to the Zions Bancorporation Dividend Reinvestment and Common Stock Purchase Plan, (ii) Registration Statement (Form S-8 No. 333-36207) and related Prospectus pertaining to Zions Bancorporation Employee Stock Savings Plan, (iii) Registration Statement (Form S-8 No. 333-36205) and related Prospectus pertaining to Zions Bancorporation Employee Investment Savings Plan, (iv) Registration Statement (Form S-8 No. 333-68461) and related Prospectus pertaining to Aspen Bancshares, Inc. 1993 Non-Qualified Stock Option Plan for Directors, Aspen Bancshares, Inc. 1990 Incentive Stock Option Plan, Vectra Banking Corporation Employees' Equity Incentive Stock Option Plan, Vectra Banking Corporation Non-Employee Directors' Stock Option Plan, Vectra Banking Corporation 1989 Non-Statutory Stock Option Plan, Second Amended and Restated 1988 Stock Option Plan of FP Bancorp, Inc., SBT Bankshares, Inc. 1995 Non-Qualified Stock Option Agreement, The Commerce Bancorporation 1995 Restated Incentive Compensation Plan, and The Commerce Bancorporation 1987 Stock Option Plan, and (v) Registration Statement Form S-8 No. 333-74179) and the related Prospectus pertaining to Zions Bancorporation 1996 Non-Employee Directors Stock Option Plan, and Hemingway Stock Option Agreement, of our report dated January 26, 1999, relating to the consolidated balance sheets of Zions Bancorporation and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, cash flows, and changes in shareholders' equity and comprehensive income for each of the years in the three-year period ended December 31, 1998, which report appears in this annual report on Form 10-K for the year ended December 31, 1998.

We also consent to the incorporation by reference in Zions Bancorporation's Registration Statement (Form S-8 No. 333-36207) of Zions Bancorporation Employee Stock Savings Plan of our report dated March 16, 1999, relating to the statements of net assets available for benefits of Zions Bancorporation Employee Stock Savings Plan as of December 31, 1998 and 1997, and the related statements of changes in net assets available for benefits for each of the years in the three-year period ended December 31, 1998, which report appears in the annual report on Form 11-K for the year ended December 31, 1998, which is included as an exhibit in this annual report on Form 10-K.

We also consent to the incorporation by reference in Zions Bancorporation's Registration Statement (Form S-8 No. 333-36205) of Zions Bancorporation Employee Investment Savings Plan of our report dated March 16, 1999, relating to the statements of net assets available for benefits of Zions Bancorporation Employee Investment Savings Plan as of December 31, 1998 and 1997, and the related statements of changes in net assets available for benefits for each of the years in the three-year period ended December 31, 1998, which report appears in the annual report on Form 11-K for the year ended December 31, 1998, which is included as an exhibit in this annual report on Form 10-K.

                                                  /s/KPMG LLP

Salt Lake City, Utah
March 22, 1999